UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported): June 8, 2015

NEUROMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Winter Street, Waltham, Massachusetts    02451
(Address of principal executive offices)               (Zip Code)

(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

On May 29, 2015, NeuroMetrix, Inc.  (the “Company”) closed an underwritten public offering of 147,000 units (the “Offering”), with each unit consisting of one share of Series B convertible preferred stock and 99 warrants exercisable for 99 shares of common stock, at a public offering price of $100 per unit. The gross proceeds to the Company were approximately $14.7 million, before deducting underwriting discounts and commissions and offering expenses payable, and before the repurchase of all of the outstanding shares of the Company’s Series A-4 convertible preferred stock for approximately $3.2 million, which occurred simultaneously with the closing of the Offering.

As previously reported, on April 30, 2015, the Company received a letter from The NASDAQ Stock Market (“NASDAQ”) indicating that as of March 31, 2015, the Company was no longer in compliance with the minimum stockholders’ equity requirement of $2.5 million for continued listing on The NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(b)(1). As a result of the closing of the Offering, the Company believes that it has regained compliance with the continued listing requirements of NASDAQ because the Company’s stockholders’ equity is in excess of $2.5 million.

The Company recognizes that NASDAQ will continue to monitor its ongoing compliance with the stockholders’ equity and other listing requirements of The NASDAQ Stock Market.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized. Factors that could cause actual results to differ materially from the forward-looking statements include fluctuations in the Company’s general financial and operating results, changes in the Company’s liquidity and capital resources, declines in the market price of the Company’s shares of common stock, changes in the capital markets, competition, and general and industry-specific economic conditions. We believe these factors include but are not limited to those described under “Risk Factors” in our Annual Report on Form 10-K, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K, our Annual Report on Form 10-K and other filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: June 8, 2015	/s/ THOMAS T. HIGGINS
Thomas T. Higgins
Senior Vice President, Chief Financial Officer
and Treasurer